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                                                                    EXHIBIT 10.6


                             COOPERATION AGREEMENT
                             ---------------------


In connection with the Joint Venture Agreement among

     Rofin-Sinar Laser GmbH (RSL),

     Marubeni Corporation (MC) and

     Nippei Toyama Corporation (NTC)

regarding Rofin-Marubeni Laser Corporation (RML), RSL and MC agree as follows:

1.   Export of PRODUCTS Manufactured by RML under Licence
     ----------------------------------------------------

     (1) If, notwithstanding the terms of the Licence Agreement between RSL and RML dated September 6, 1985, RSL agrees that RML may export the PRODUCTS manufactured by RML under licence from RSL to any countries outside Japan, RSL shall cause RML to nominate MC as RML's exclusive export agent for such exports.

     (2) MC shall cooperate with the local agents appointed by RSL (or one of its affiliates) in Asian countries and shall respect the rights and duties they have assumed under their agreements with RSL and/or its affiliates.

2.   Local  Distribution of PRODUCTS Manufactured by RML under Licence
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     RSL shall cause RML to agree to, and MC accepts, the following conditions:
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     (1)  MC shall continue to have the right to act as RML's sales agent for the PRODUCTS vis-a-vis existing OEM customers (namely, Nippei Toyama Corporation, Shinmeiwa Industry and Shibuya), in which case MC will purchase the PRODUCTS from RML and sell same to said OEM customers after adding its mark-up of three percent (3%) to the sales price (not including finance cost) for three (3) years (on an order placement date basis) after the restructuring of RML is completed or receipt of the first order from an OEM customer whichever is later. MC's mark-up shall be reduced to two percent (2%) for the next two (2) years and thereafter, to one percent (1%) for as long as the local distributtorship agreement between RML and MC remains in effect.

     (2) MC shall also be entitled to act as the sales agent for the PRODUCTS vis-a-vis new OEM customers; provided, however. that RML reserves the right to directly negotiate and contract with such customers. RML shall notify MC in advance of which cases it will directly contract with the customer and which cases MC may intervene in.

          In the case where RML directly contracts with the customer, RML shall pay MC a commission as compensation for the services rendered by MC in connection therewith.

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          The commission amount shall be two percent (2%) of the sales price for five (5) years (on an order placement date basis) after receipt of the first OEM order and one half of one percent (0.5%) thereafter for as long as the Local Distributorship Agreement between RML and MC remains in effect.

     (3) If the Local Distributorship Agreement is cancelled by RML before September 30, 1997, RML shall nevertheless continue to pay commissions to MC calculated as if the Agreement had remained in effect until September 30, 1997.

     (4) When MC purchases the PRODUCTS for resale to non-OEM customers RML shall offer to MC prices equivalent to the prices offered to the most favoured OEM customers.

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3.   Import of Sub-Assemblies for Manufacturing of PRODUCTS under Licence
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     IF RML requires imported sub-assemblies (such as laser heads) in order for it to manufacture the LICENCED PRODUCTS, RML shall purchase said components through MC.

     The terms and conditions of each such purchase of said imported components shall be separately agreed by MC, RSL and RML.

4.   Import of  RSL PRODUCTS
     -----------------------

     (1) Unless both parties expressly agree otherwise, MC shall be exclusively responsible for sales promotion for the PRODUCTS and contracts for the sale thereof in Japan and RML shall be responsible for application development, technical assistance, installation and after-sales services for the PRODUCTS.

     (2) Payments and freight for the IMPORTED PRODUCTS purchased by MC under individual purchase contracts entered into between RSL and the RML from time to time shall be arranged by MC in accordance with the terms and conditions agreed in the relevant individual contract.

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5.   General
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     (1)  RSL, RML and MC shall agree  on  a  specific  strategy in order to increase OEM sales of the PRODUCTS in Japan whenever needed and also shall avoid any sales activities which would put them in competition with each other.

     (2) RSL shall ensure that its back-up capability in terms of the supply of materials, information, technical assistance, etc. required by MC in connection with its activity as the local distributor and the export agent for the PRODUCTS is not hindered due to any change in connection with RML's restructuring.

          RSL also acknowledges and endorses RML's obligations and duties set forth in the Local Distributorship Agreement entered into between RML and MC on even date herewith.

     3) If and when RSL decides to introduce now products developed by it into the Japanese market, RSL and RML shall first discuss with MC the possibility of the parties collaborating in connection therewith and RSL shall give MC priority in handling such new products.

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     (4)  The terms and conditions of  MC's  activities  in exporting the
          LICENCED PRODUCTS from Japan and importing the IMPORTED PRODUCTS into Japan will be competitive.

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6.   Non-Competition
     ---------------

     The parties confirm their understanding with respect to Paragraph 14.1 of the Joint Venture Agreement as follows.

     MC will not handle in Japan products competing with the PRODUCTS or incorporating lasers competing with the PRODUCTS, unless specifically agreed upon by RML and RSL.

     In cases, where the PRODUCTS are not suitable e.g. technical prospects, prices and other commercial conditions are not competitive RML's and RSL's Agreement will not unreasonably be withheld. RSL will react within one week to the request of MC. If, after such agreement has been given, RML/RSL introduce suitable products, then MC will cease handling such competing products.


Rofin-Sinar Laser GmbH                   Marubeni Corporation


/s/__________________                    /s/_____________________

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